UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South,

Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Facilities

On October 25, 2017, Starbucks Corporation (the “Company”) entered into a $2.0 billion Credit Agreement and a $1.0 billion 364-Day Credit Agreement.

The $2.0 billion Credit Agreement (the “Five-Year Credit Agreement”) was entered into by and among the Company, as borrower, and Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, N.A., Citibank, N.A. and U.S. Bank National Association, as Co-Syndication Agents and L/C Issuers, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Morgan Stanley MUFG Loan Partners, LLC, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Managers, and each of the other Lenders a party thereto.

The Five-Year Credit Agreement provides for a $2,000,000,000 unsecured, revolving credit facility (of which $150,000,000 may be used for the issuances of letters of credit) and is scheduled to mature on October 25, 2022. Provided there is no default, the Company may, from time to time, request an increase from the lenders in the aggregate commitments by an amount not exceeding $500,000,000 for a total aggregate facility commitment not to exceed $2,500,000,000.

Borrowings under the Five-Year Credit Agreement will bear interest at a variable interest rate based on LIBOR, and, for U.S. Dollar-denominated loans under certain circumstances, a Base Rate, in each case plus an applicable margin. The applicable margin is based on the better of (i) the Company’s long-term credit ratings assigned by Moody’s and Standard & Poor’s rating agencies, and (ii) the Company’s fixed charge coverage ratio, pursuant to a pricing grid set forth in the Five-Year Credit Agreement. The current applicable margin is 0.565% for Eurocurrency Rate Loans and 0.00% for Base Rate Loans. During an event of default under the Five-Year Credit Agreement, interest on the outstanding amount of the indebtedness under the Five-Year Credit Agreement will bear interest at a rate per annum equal to 2% in excess of the interest then borne by such borrowings.

The $1.0 billion 364-Day Credit Agreement (the “364-Day Credit Agreement” and together with the Five-Year Credit Agreement, the “Credit Agreements”) was entered into by and among the Company, as borrower, and Bank of America, N.A., in its capacity as Administrative Agent and Swing Line Lender, Wells Fargo Bank, N.A., Citibank, N.A. and U.S. Bank National Association, as Co-Syndication Agents, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Morgan Stanley MUFG Loan Partners, LLC, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Managers, and each of the other Lenders a party thereto. The Credit Agreements replaced the 2015 Credit Agreement (as defined in Item 1.02 below), which was terminated concurrently with entering into the Credit Agreements.

The 364-Day Credit Agreement provides for a $1,000,000,000 unsecured, revolving credit facility and is scheduled to mature on October 24, 2018. Provided there is no default, the Company may, from time to time, request an increase from the lenders in the aggregate commitments by an amount not exceeding $500,000,000 for a total aggregate facility commitment not to exceed $1,500,000,000.

Borrowings under the 364-Day Credit Agreement will bear interest at a variable interest rate based on LIBOR, and, for U.S. Dollar-denominated loans under certain circumstances, a Base Rate, in each case plus an applicable margin. The applicable margin is 0.585% for Eurocurrency Rate Loans and 0.00% for Base Rate Loans. During an event of default under the 364-Day Credit Agreement, interest on the outstanding amount of the indebtedness under the 364-Day Credit Agreement will bear interest at a rate per annum equal to 2% in excess of the interest then borne by such borrowings.

The Credit Agreements contain provisions requiring the Company to maintain compliance with certain covenants, including a minimum fixed charge coverage ratio of 2.50 to 1. The Credit Agreements also contain certain customary events of default, including non-payment of principal, interest or fees, violation of covenants, cross default to certain other indebtedness, invalidity of any loan document, material judgments, bankruptcy and insolvency events, and change of control, subject, in certain instances, to cure periods. Upon the occurrence of an event of default, the lenders may elect to declare amounts outstanding under the Credit Agreements immediately due and payable.

In the ordinary course of their respective businesses, the lenders under the Credit Agreements and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates.

Copies of the Five-Year Credit Agreement and 364-Day Credit Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though they were fully set forth herein. The description above is a summary of the Credit Agreements, does not provide a complete description of the Credit Agreements, and is qualified in its entirety by the complete text of the Credit Agreements themselves.

Item 1.02	Termination of a Material Definitive Agreement.

On October 25, 2017, in connection with the Company’s entry into the Credit Agreements discussed in Item 1.01, the Company terminated the Credit Agreement, dated November 6, 2015 (the “2015 Credit Agreement”), among the Company, as borrower, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, N.A. and Citibank, N.A. as Co-Syndication Agents and L/C Issuers, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, U.S. Bank National Association and Morgan Stanley MUFG Loan Partners, LLC, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Book Managers, and each of the other Lenders a party thereto.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Revolving Credit Facilities

Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K under the caption “Revolving Credit Facilities,” which discussion is incorporated herein by reference.

Commercial Paper Program

On October 27, 2017, the Company increased the size of its commercial paper program (the “Program”) to permit the issuance of commercial paper notes (the “Notes”) in an aggregate principal amount not to exceed $3.0 billion at any time outstanding. Prior to this increase, the Program permitted the Company to issue Notes in an aggregate principal amount not to exceed $1.0 billion at any time outstanding. A national bank continues to act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement. Each of the commercial paper dealers will continue to act as a dealer under the Program (each, a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement previously entered into between the Company and each Dealer (each, a “Dealer Agreement”). The Dealer Agreements are substantially identical in all material respects except as to the parties thereto. The form of Dealer Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2016.

The Program is backstopped by the Credit Agreements that were entered into on October 25, 2017. If at any time funds are not available on favorable terms under the Program, the Company may utilize the Credit Agreements for funding. Amounts available under the Program may be reborrowed.

The other terms and conditions of the Program remain as previously described in the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2016.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Credit Agreement, dated October 25, 2017, among Starbucks Corporation, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, N.A., Citibank, N.A. and U.S. Bank National Association, as L/C Issuers, and the other Lenders from time to time a party thereto.

10.2	364-Day Credit Agreement, dated October 25, 2017, among Starbucks Corporation, Bank of America, N.A., in its capacity as Administrative Agent and Swing Line Lender, and the other Lenders from time to time a party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: October 30, 2017
	By:	/s/ Paul Mutty
Paul Mutty
senior vice president, deputy general counsel and assistant secretary